UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2007
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number
601 McCarthy Boulevard, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 801-1000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On February 15, 2007, the Board of Directors of SanDisk Corporation (“SanDisk”) approved a plan (the “Plan”) to reduce operating costs, which includes a worldwide reduction in force of up to 10% of SanDisk’s headcount, or approximately 250 employees. SanDisk expects to incur a restructuring charge in connection with the Plan in the range of $15 million to $20 million, with the majority of the expense occurring in the first quarter of 2007. Cash payments associated with the Plan will be approximately half of the total restructuring charge, with the remainder comprised of share-based compensation charges resulting primarily from acceleration of certain equity awards as per terms of the msystems acquisition. The workforce reduction will impact functions related to operations, engineering, sales and marketing and administration within SanDisk, and will primarily be based in the United States and Israel, and to a lesser degree, other international locations. The Plan is expected to be completed by the third quarter of fiscal 2007. Total annualized operating cash cost savings related to the reduction-in-force and other cost saving measures, excluding severance costs, are expected to be approximately $30 million to $35 million, including cash savings from the reduction-in-force of approximately $20 million to $25 million. In addition, the reduction-in-force is expected to result in a decrease in share-based compensation expense of approximately $10 million on an annualized basis.
Safe Harbor Statement
     This report contains forward-looking statements, including those regarding the expected restructuring charges and future cash expenditures under, and anticipated timing of, the Plan, and anticipated cash and share-based compensation cost savings from the Plan. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks that SanDisk may incur charges and cash expenditures in connection with the Plan that are higher than anticipated or in other fiscal periods than anticipated, the Plan will not strengthen SanDisk’s profitability, SanDisk will not achieve anticipated cost savings due to increased expenses in other areas of its business, the Plan will make it more difficult to integrate the operations and personnel of the former msystems Ltd., and therefore to achieve the intended benefits of such acquisition, due to loss of personnel or a decline in morale among former msystems Ltd. employees or the employees of the combined company, and the other risks described under the caption “Risk Factors” and elsewhere in SanDisk’s SEC filings. SanDisk undertakes no obligation to revise or update any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 21, 2007

SANDISK CORPORATION
By:	/s/ Judy Bruner
Name:	Judy Bruner
Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)